Item 77C

PROXY RESULTS

SPECIAL JOINT MEETING OF SHAREHOLDERS

NOVEMBER 16, 2009

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Municipal Money Market Fund, Inc. (the “Fund”) was held on November 16, 2009. Out of a total of 920,271,962.357 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 328,164,273.440, which is 35.659% of the outstanding shares, of the Fund’s shares were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                  _______________________________________________________

                                             No. of               % of Outstanding      % of Shares

                                            Shares                        Shares                  Voted

                                  ______________________________________________________

Affirmative              294,734,166.940              32.027%                89.813%

Against                       21,190,907.000                 2.303%                 6.457%

Abstain                       12,239,199.500                 1.329%                 3.730%

TOTAL                      328,164,273.440             35.659%      100.00%

2.             To approve amending the Fund’s policy regarding lending:

                                _______________________________________________________

                                             No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                     Voted

                                  _______________________________________________________

Affirmative                292,150,134.160            31.746%                89.026%

Against                         23,538,420.760              2.558%                  7.172%

Abstain                         12,475,718.520              1.355%                  3.802%

TOTAL                       328,164,273.440            35.659%                100.00%

3.    To permit investment in other investment companies.

                                           No. of               % of Outstanding        % of Shares

                                            Shares                         Shares                    Voted

                                  _______________________________________________________

Affirmative               285,201,121.820              30.991%   86.908%

Against                        31,109,378.270                  3.380%                  9.480%

Abstain                        11,853,773.350                  1.288%                  3.612%

TOTAL                       328,164,273.440              35.659%                  100.00%

               Because the requisite number of votes had not been received as of November 16, 2009, the Meeting was adjourned until December 28, 2009.